UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2012

Pegasystems Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-11859

Massachusetts	04-2787865
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
One Rogers Street, Cambridge, MA 02142
(Address of principal executive offices, including zip code)
101 Main Street, Cambridge, Massachusetts 02142
(Former address of principal executive offices, including zip code)
617-374-9600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
On November 8, 2012, Pegasystems Inc. issued a press release announcing its financial results for the third quarter and nine months ended September 30, 2012. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     On November 5, 2012, Mr. Craig Dynes, Senior Vice President, Chief Financial Officer and Principal Financial Officer of the Company, notified the Company that he intends to resign from his positions with the Company effective as of the filing of the Company's Annual Report on Form 10-K for the year ending December 31, 2012, which is expected to be around March 1, 2013. The Company intends to initiate an external search for Mr. Dynes' successor.

Item 9.01.	Financial Statements and Exhibits
Press Release issued by Pegasystems Inc. on November 8, 2012.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date:	November 8, 2012	By:	/s/ Craig Dynes
Craig Dynes
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release issued by Pegasystems Inc. on November 8, 2012